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                                                                    EXHIBIT 99.1




                        PEGASUS COMMUNICATIONS ANNOUNCES
                       CREATION OF NEW HOLDING COMPANY AND
                      FORMATION OF NEW BROADBAND SUBSIDIARY


BALA CYNWYD, PA, November 9, 2000 - Pegasus Communications Corporation (NASDAQ:
PGTV) announced today that it will reorganize its existing businesses under a newly created holding company. The new holding company will assume the name Pegasus Communications Corporation. In connection with the reorganization:

o Pegasus' broadband and TV centric Internet access businesses will be operated by Pegasus Broadband Communications, Inc. (Pegasus Broadband), which will become a subsidiary of the new holding company.

o Pegasus' existing DBS business will be retained by Pegasus Communications Corporation, which will be renamed Pegasus Satellite Communications, Inc. (Pegasus Satellite). Pegasus Satellite will also hold Pegasus' broadcast television business. As a result of the reorganization, Pegasus Satellite will become a direct subsidiary of the new holding company.

o Pegasus' other assets (including intellectual property rights licensed from Personalized Media Communications) will be held by other direct subsidiaries of the new holding company.


Pegasus is effecting this reorganization to facilitate the anticipated growth of its broadband and TV centric Internet access businesses and the capital requirements that we anticipate that these businesses will require.

As a result of the reorganization, all of the capital stock of the existing Pegasus Communications Corporation, including its Class A Common Stock and preferred stock, will be exchanged for shares of the new holding company. The Class A Common Stock of the new holding company will trade on the NASDAQ National Market under the symbol "PGTV." Pegasus Communications Corporation's existing debt will remain obligations of Pegasus Satellite. We anticipate that the reorganization, which is subject to regulatory approval, will be completed prior to yearend.

A separate press release has been issued today relating to an exchange offer of the Series A Preferred Stock to be held by the new holding company.

About Pegasus

Pegasus Communications Corporation (www.pgtv.com) is one of the fastest growing media companies in the United States and serves approximately 1.3 million DBS subscribers in 42 states. Pegasus is the tenth largest multichannel video provider in the United States and the only publicly traded cable, satellite TV or Internet services company exclusively focused on providing service to rural and underserved areas. Through agreements with MetaTV, Liberate Technologies, ZipLink, Hughes Network Systems and other companies, Pegasus is expanding the array of advanced digital products and services it offers through the more than 3,000 independent retailers in the Pegasus Retail Network to include interactive television, narrowband TV centric Internet access and broadband Internet access to TV's, PC's and other Internet access appliances.


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Safe Harbor
Certain matters contained in this news release concerning the business outlook, which are not historical facts in this press release are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and will be considered forward looking statements. Such forward looking statements may be identified with words such as "we expect", "we predict", "we believe", "we project", "we anticipate" and similar expressions. Pegasus' actual results may differ materially from those expressed or indicated by forward-looking statements. There can be no assurance that these future events will occur as anticipated or that the Company's results will be as estimated. Factors which can affect the Company's performance are described in the Company's filings with the Securities and Exchange Commission. This press release also contains information about pending transactions and there can be no assurances that these transactions will be completed.

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For further information, contact:


Yolanda Robins                                   Jeff Majtyka
Pegasus Communications Corporation               Brainerd Communicators, Inc.
(610) 934-7000                                   (212) 986-6667
yrobins@pgtv.com                                 majtyka@braincomm.com







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